                                                                   EXHIBIT 10.17

================================================================================





                              AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT


                            Dated as of May 17, 2000


                                     between


                            THE SELLERS NAMED HEREIN,


                            CADMUS RECEIVABLES CORP.

                                       and

                        CADMUS COMMUNICATIONS CORPORATION





================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I  AGREEMENT TO SELL......................................................................................3

SECTION 1.2 TIMING OF PURCHASES...................................................................................5
SECTION 1.3 CONSIDERATION FOR PURCHASES...........................................................................5
SECTION 1.4 SALE TERMINATION DATE.................................................................................6

ARTICLE II  CALCULATION OF PURCHASE PRICE.........................................................................6

SECTION 2.1 CALCULATION OF PURCHASE PRICE.........................................................................6

ARTICLE III  PAYMENT OF PURCHASE PRICE............................................................................8

SECTION 3.1 INITIAL PURCHASE PRICE PAYMENT........................................................................8
SECTION 3.2 SUBSEQUENT PURCHASE PRICE PAYMENTS....................................................................8
SECTION 3.3 SETTLEMENT AS TO SPECIFIC RECEIVABLES.................................................................9
SECTION 3.4 SETTLEMENT AS TO DILUTION............................................................................10
SECTION 3.5 RECONVEYANCE OF RECEIVABLES..........................................................................10
SECTION 3.6 REBILLED RECEIVABLES.................................................................................10

ARTICLE IV  CONDITIONS OF PURCHASES..............................................................................11

SECTION 4.1 CONDITIONS PRECEDENT TO AGREEMENT....................................................................11
SECTION 4.2 CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES...................................................11

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................12

SECTION 5.1 REPRESENTATIONS OF THE SELLERS.......................................................................12

ARTICLE VI  COVENANTS OF THE SELLERS.............................................................................15

SECTION 6.1 AFFIRMATIVE COVENANTS................................................................................15
SECTION 6.2 REPORTING REQUIREMENTS...............................................................................17
SECTION 6.3 NEGATIVE COVENANTS...................................................................................19

ARTICLE VII  ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES.....................................19

SECTION 7.1 RIGHTS OF THE COMPANY................................................................................19
SECTION 7.2 RESPONSIBILITIES OF THE SELLERS......................................................................19
SECTION 7.3 FURTHER ACTION EVIDENCING PURCHASES..................................................................20

ARTICLE VIII  INDEMNIFICATION....................................................................................21

SECTION 8.1 INDEMNITIES BY THE SELLERS...........................................................................21

ARTICLE IX  ADDITION AND TERMINATION OF SELLERS..................................................................23

SECTION 9.1 ADDITION OF SELLERS..................................................................................23
SECTION 9.2 CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER.....................................................23
SECTION 9.3 TERMINATION OF A SELLER..............................................................................25

ARTICLE X  MISCELLANEOUS.........................................................................................26

SECTION 10.1 AMENDMENTS, ETC.....................................................................................26
SECTION 10.2 NOTICES, ETC........................................................................................27
SECTION 10.3 NO WAIVER; CUMULATIVE REMEDIES......................................................................27
SECTION 10.4 BINDING EFFECT; ASSIGNABILITY.......................................................................27
SECTION 10.5 GOVERNING LAW.......................................................................................28
SECTION 10.6 COSTS, EXPENSES AND TAXES...........................................................................28
SECTION 10.7 SUBMISSION TO JURISDICTION..........................................................................28


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

SECTION 10.8 WAIVER OF JURY TRIAL................................................................................29
SECTION 10.9 CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE...........................................29
SECTION 10.10 EXECUTION IN COUNTERPARTS..........................................................................29
SECTION 10.11 ACKNOWLEDGMENT AND AGREEMENT.......................................................................29
SECTION 10.12 NO PROCEEDINGS.....................................................................................30


EXHIBITS AND SCHEDULES

EXHIBIT A             FORM OF PURCHASE REPORT
EXHIBIT B             FORM OF THE SELLER NOTE
EXHIBIT C             OFFICE LOCATIONS
EXHIBIT D             FORM OF CERTIFICATE OF FINANCIAL OFFICER
EXHIBIT E             FORM OF LOCK BOX AGREEMENT
SCHEDULE 5.1(N)       TRADE NAMES
SCHEDULE 5.1(T)       MATERIAL ADVERSE CHANGE
SCHEDULE 10.2         NOTICE ADDRESSES

                              AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT


         THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of May 17, 2000 (as amended, supplemented or modified from time to time, this "Agreement"), is between the seller parties named herein (each such party being a "Seller" and collectively, the "Sellers"), as sellers, CADMUS RECEIVABLES CORP., a Virginia corporation (the "Company"), as purchaser and Cadmus Communications Corporation ("Cadmus").

                                    RECITALS

         WHEREAS, the Company, Cadmus, Cadmus Journal Services, Inc. ("Cadmus Journal"), Expert Graphics, Inc. ("Expert Graphics") and Washburn Graphics, Inc. ("Washburn" and together with Cadmus Journal and Expert Graphics, the "Original Sellers") have entered into that certain Purchase and Sale Agreement dated as of October 26, 1999 (the "Original Sale Agreement"), pursuant to which among other things, the Original Sellers have agreed to sell to the Company, and the Company has agreed to purchase from the Original Sellers, certain receivables and related rights described therein;

         WHEREAS, the Company, Cadmus and the Original Sellers have agreed to enter into this agreement in order to, among other things, (i) amend and restate the Original Sale Agreement in its entirety and (ii) add Mack Printing Company ("Mack Printing") and Port City Press, Inc. ("Port City") as Additional Sellers (as defined herein) as of the date hereof (which date shall be the "Seller Addition Date" with respect to Mack Printing and Port City (the Original Sale Agreement, as so amended and restated hereby, the "Agreement");

         WHEREAS, it is the intention of the parties hereto that this Agreement be merely an amendment and restatement of the Original Sale Agreement and not constitute a novation of the obligations thereunder:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   DEFINITIONS

         Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A to the Receivables Purchase Agreement dated October 26, 1999 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Company, Cadmus Communications Corporation, as initial master servicer, Blue Ridge Asset Funding Corporation, as purchaser (the "Purchaser") and Wachovia Bank, N.A., as agent for the Purchaser (the "Agent"). The following terms have the respective meanings indicated hereinbelow:

Additional Seller:  As defined in Section 1.1(a).

Available Funds:  As defined in Section 3.2.

Deemed Collections: Amounts payable by the Sellers pursuant to Section 3.3 or 3.4.

Ineligible Receivable:  As defined in Section 3.3.

Initial Closing Date:  As defined in Section 1.2.

Initial Cut-Off Date: The Business Day immediately preceding the Initial Closing Date.

Mandatory Seller Termination Date:  As defined in Section 9.3(a).

Payment Day: (i) the Initial Closing Date and (ii) each Business Day thereafter that any Seller is open for business.

Permissive Seller Termination Date:  As defined in Section 9.3(b).

Purchase Price:  As defined in Section 2.1.

Purchase Report:  As defined in Section 2.1.

Related Rights:  As defined in Section 1.1(a).

Sale Indemnified Amounts:  As defined in Section 8.1.

Sale Indemnified Party:  As defined in Section 8.1.

Sale Termination Date:  As defined in Section 1.4.

Seller Addition Date:  As defined in Section 9.2.

Seller Material Adverse Effect: With respect to any event or circumstance, an effect caused or resulting from such event or circumstance which has had or would reasonably be expected to have a material adverse effect on:

                  (i) the assets, business, financial condition or operations of Cadmus and its Subsidiaries, taken as a whole;

                  (ii) the ability of each Seller to perform in all material respects its obligations under this Agreement or any other Transaction Document to which such Seller is a party;

                  (iii) the validity or enforceability as against any Seller of this Agreement or any other Transaction Document to which such Seller is a party;

                  (iv) the status, existence, perfection, priority or enforceability of the Company's interest in the Receivables Pool and the Related Rights; or

                  (v) the validity, enforceability or collectibility of a material portion of the Receivables Pool.

Seller Note:  As defined in Section 3.1.

Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

                                    ARTICLE I

                                AGREEMENT TO SELL

         SECTION 1.1       SALES AND CONTRIBUTIONS.

         (a) Agreement to Sell. On the terms and subject to the conditions set forth in this Agreement (including Article V), and in consideration of the Purchase Price, from the Initial Closing Date (or, in the case of Mack Printing, Port City and any other Seller made a part of this Agreement pursuant to Section
9.1 (each, an "Additional Seller"), from the related Seller Addition Date) until the Sale Termination Date, each Seller agrees to sell, assign and transfer, and does hereby sell, assign and transfer to the Company, and the Company agrees to purchase, and does hereby purchase from each Seller, all of such Sellers' right, title and interest in and to:

                  (i) each Receivable of such Seller that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date (or, in the case of any Additional Seller, as of the close of such Additional Seller's business on the Business Day immediately preceding the related Seller Addition Date (the "Additional Seller Cut-Off Date"));

                  (ii) each Receivable created or originated by such Seller from the close of such Sellers' business on the Initial Cut-Off Date (or in the case of an Additional Seller, from the close of such Additional Seller's business on the related Additional Seller Cut-Off Date), to and including the Sale Termination Date;

                  (iii) all rights to, but not the obligations under, all Contracts and all Related Security with respect to the Receivables originated by such Seller whether now existing or hereafter acquired;

                  (iv) all monies due or to become due with respect to the foregoing;

                  (v) all books and records related to any of the foregoing whether now existing or hereafter acquired;

                  (vi) all Lock-Boxes, the Collection Account, all amounts on deposit therein and all related agreements between such Seller and the Lock-Box Banks, in each case to the extent constituting or representing items described in paragraph (vii) below; and

                  (vii) all Collections in respect of, and other proceeds (as defined in the UCC) of, Receivables sold, assigned and transferred to the Company hereunder or any other of the foregoing received on or after the Initial Cut-Off Date (or, in the case of an Additional Seller, on or after the related Additional Seller Cut-Off Date) including, without limitation, all funds which either are received by such Seller, the Company or the Master Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables sold, assigned and transferred to the Company hereunder, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that such Seller or the Servicer (if other than such Seller) applies in the ordinary course of its business to amounts owed in respect of any Receivable sold, assigned and transferred to the Company hereunder and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the respective Seller, set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights".

         (b)      [Reserved].

         (c) Absolute Transfer. It is the intention of the parties hereto that the conveyance of the Receivables and Related Rights by each Seller to the Company as provided in this Section 1.1 be, and be construed as, an absolute sale or assignment, without recourse, of such Receivables and Related Rights by such Seller to the Company. Furthermore, it is not intended that such conveyance be deemed a pledge of such Receivables and Related Rights by such Seller to the Company to secure a debt or other obligation of such Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 1.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and such Seller hereby grants to the Company a "security interest" within the meaning of Article 9 of the UCC in all of such Seller's right, title and interest in and to such Receivables and Related Rights, now existing and hereafter created, to secure a loan in an amount equal to the aggregate Purchase Prices therefor and each of such Seller's other payment obligations under this Agreement.

         (d) Capital Contributions. Cadmus may from time to time, at its option, make capital contributions to the Company in cash. Such capital contributions may be used by the Company (i) prior to the Sale Termination Date, for any purpose, including, without limitation, the payment of any obligation of the Company hereunder or under the Receivables Purchase Agreement and (ii) on and after the Sale Termination Date, solely for the payment of its obligations to third parties under the Receivables Purchase Agreement until such obligations have been paid in full.

         SECTION 1.2       TIMING OF PURCHASES.

         (a) Initial Closing Date Purchases. On the date of the first Purchase under the Receivables Purchase Agreement (the "Initial Closing Date") each Original Seller sold to the Company, and the Company purchased, pursuant to
Section 1.1, such Original Seller's entire right, title and interest in (i) each Receivable that existed and was owing to such Original Seller as of the close of such Original Seller's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto.

         (b) Initial Additional Seller Purchases. On each Seller Addition Date, the related Additional Seller shall sell to the Company, and the Company shall purchase, pursuant to Section 1.1, such Additional Seller's entire right, title and interest in (i) each Receivable that existed and was owing to such Additional Seller as of the related Additional Seller Cut-Off Date, and (ii) all Related Rights with respect thereto.

         (c) Subsequent Purchases. After the Initial Closing Date (or, in the case of any Additional Seller, after the related Seller Addition Date), and continuing until the Sale Termination Date, each Receivable described in Section 1.1(a)(ii), and all the Related Rights with respect thereto, created or originated by a Seller has been or shall be sold by such Seller to the Company (without any further action) upon the origination of such Receivable. All such Receivables have been or shall be sold to the Company on such date.

         SECTION 1.3       CONSIDERATION FOR PURCHASES.

         On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to each Seller in accordance with Article III.

         SECTION 1.4       SALE TERMINATION DATE.

         The "Sale Termination Date" shall be the earlier to occur of (i) with respect to a particular Seller, the date (if any) that is such Seller's Mandatory Seller Termination Date or Permissive Seller Termination Date and (ii) the Termination Date under the Receivables Purchase Agreement.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE


         SECTION 2.1       CALCULATION OF PURCHASE PRICE.

         On each Reporting Date (commencing with the first Reporting Date following the Initial Closing Date), the Sellers shall deliver to the Company, the Agent and the Master Servicer a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the Company's purchases of Receivables from the Sellers:

         (a) that existed and were owing on the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder) and

         (b) that (i) were originated by any Seller or (ii) existed and were owing to any Additional Seller on any Additional Seller Cut-Off Date occurring during the Settlement Period immediately preceding such Reporting Date (in the case of each successive Purchase Report).

Each Purchase Report shall designate the amount of such Receivables that were Eligible Receivables on the date of origination (or, in the case of Receivables transferred on the Initial Closing Date or any Seller Addition Date, on the Initial Closing Date or such Seller Addition Date, as the case may be).

The "Purchase Price" (to be paid to a Seller in accordance with the terms of Article III) for the Receivables and the Related Rights sold and transferred by such Seller to the Company hereunder shall be determined in accordance with the following formula:

         PP         =      AUB  -  (AUB X FMVD)

         where:
         -----

         PP         =      Purchase Price (to be paid to such Seller in
                           accordance with the terms of Article III) as calculated on the relevant purchase date or Reporting Date.

         AUB        =      (i)         for purposes of calculating the Purchase
                           Price for Receivables sold or transferred by such Seller on the Initial Closing Date (or, in the case of any Additional Seller, on the related Seller
                           Addition Date), the aggregate

                           Unpaid Balance of all such Receivables that existed and were owing to such Seller as measured as at the Initial Cut-Off Date, or Additional Seller Cut-Off Date, as the case may be, and

                           (ii) for purposes of calculating the Purchase Price for Receivables as of each Reporting Date thereafter, the aggregate Unpaid Balance of the Receivables described in Section 1.1(a)(ii) that were originated by such Seller during the immediately preceding Settlement Period.

         FMVD      =       Fair Market Value Discount Factor, which is the sum
                           of the Loss Discount and the Cost Discount, in each case as calculated on the Initial Closing Date, any Seller Addition Date or the most recent Reporting
                           Date, as the case may be, as set forth in the definitions below.

         "Loss Discount" as measured on the Initial Closing Date, any Seller Addition Date, or any Reporting Date, as the case may be, means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the Credit and Collection Policy of the related Seller, in each case, net of recoveries) recognized for all Pool Receivables during the period equal to twelve (12) successive months ending on the Cut-Off Date immediately preceding the Initial Closing Date, such Seller Addition Date or such Reporting Date, as the case may be, divided by (ii) the Collections on all Pool Receivables received during such period.

         "Cost Discount" as measured on the Initial Closing Date, any Seller Addition Date or any Reporting Date, as the case may be, means a percentage determined in accordance with the following formula:

         CD       =        (TD/360) x CR

         where:

         CD       =        the Cost Discount as measured on the Initial Closing
                           Date, such Seller Addition Date or such Reporting
                           Date, as the case may be;

         TD       =        the Turnover Days, as set forth in the most recent
                           Purchase Report; and

         CR       =        the Cost Rate as measured on the Initial Closing
                           Date, such Seller Addition Date or such Reporting
                           Date, as the case may be.

         "Cost Rate" as measured on the Initial Closing Date, any Seller Addition Date or any Reporting Date, as the case may be, means a per annum percentage rate equal to the sum of (i) the LIBO Rate for the Initial Closing Date, such Seller Addition Date or the related Settlement Period, as the case may be, plus (ii) 5.0%.

         "LIBO Rate" for the Initial Closing Date, any Seller Addition Date or any Settlement Period, as the case may be, means the offered rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) appearing in The Wall Street Journal for three month LIBOR loans on the Initial Closing Date, such Seller Addition Date or the first Business Day of such Settlement Period, as the case may be.

         "Turnover Days" at any time during a Settlement Period, means the product of (a) a fraction the numerator of which is the aggregate Unpaid Balance of all Receivables as of the first day of the next preceding Settlement Period and the denominator of which is the aggregate amount of collections received on all Receivables during such next preceding Settlement Period and (b) the number of days in such next preceding Settlement Period.

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

         SECTION 3.1       INITIAL PURCHASE PRICE PAYMENT.

         On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the applicable Sellers on the Initial Closing Date (or, in the case of any Additional Seller, on the related Seller Addition Date) the Purchase Price for the purchase to be made by the Company with respect to Receivables existing on the Initial Cut-Off Date or the related Additional Seller Cut-Off Date, as the case may be, (a) in cash in an amount equal to the amount received by the Company in connection with the first Purchase made pursuant to the Receivables Purchase Agreement (provided that if the aggregate of the Purchase Prices exceeds the amount of cash so received by the Company, the Company shall apply such amount of cash ratably among the Purchase Prices payable to such Sellers) and (b) by the issuance of a promissory note in the form of Exhibit B to each Seller (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "Seller Note") in the initial principal amount equal to the remainder of the Purchase Price owing to such Seller on the Initial Closing Date or such Seller Addition Date, as the case may be, after subtracting the amount paid in cash.

         SECTION 3.2       SUBSEQUENT PURCHASE PRICE PAYMENTS.

         On each Business Day after the Initial Closing Date (or, in the case of any Additional Seller, on each Business Day after the related Seller Addition
Date) on which a Seller sells and transfers any Receivables to the Company hereunder until the termination of this Agreement pursuant to Section 10.4, the Company shall pay to each Seller a portion of the Purchase Price due pursuant to
Section 2.1 by depositing into such account as such Seller shall specify immediately available funds from monies then held by or on behalf of the Company solely to the extent that such monies do not constitute Collections that are required to be identified and held in trust by the Master Servicer pursuant to the Receivables Purchase Agreement or required to be distributed to the Agent or the Purchaser pursuant to the Receivables Purchase Agreement or required to be paid to the Master Servicer as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the Company (in its reasonable discretion) (such available monies, the "Available Funds") and provided that such Seller has paid all amounts then due from it hereunder. To the extent that the Available Funds are insufficient to pay the Purchase Price then due in full, the remaining portion of such Purchase Price shall be paid by increasing the principal amount owed to such Seller under the related Seller Note, effective as of the last day of the related Settlement Period; provided, however, that the aggregate of the principal amounts outstanding at any time under the Seller Notes may not exceed the lesser of (a) $5,500,000 and
(b) 10% of the Purchase Limit. To the extent that (x) the amount due pursuant to
Section 2.1 with respect to all Receivables created or originated by a particular Seller that arose during the corresponding Settlement Period is exceeded by (y) the amount paid to such Seller during such Settlement Period pursuant to the foregoing sentences for such Receivables, such excess shall be treated as a reduction in the principal amount of the related Seller Note, effective as of the last day of the related Settlement Period; provided, however, that if at any time the unpaid principal amount of such Seller Note has been reduced to zero, such Seller shall pay the Company the remainder of such excess payment in immediately available funds.

         Each Seller shall make all appropriate record keeping entries with respect to its Seller Note to reflect payments by the Company thereon and such Seller's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the related Seller Note. Each Seller shall return its Seller Note to the Company upon the final payment thereof after the termination of this Agreement pursuant to Section 10.4.

         SECTION 3.3       SETTLEMENT AS TO SPECIFIC RECEIVABLES.

         If an officer of any Seller obtains knowledge or receives notice from the Company or the Agent that (a) on the day that any Receivable conveyed to the Company hereunder was created or originated by such Seller, (or, in the case of Receivables transferred on the Initial Closing Date or any Seller Addition Date, on the Initial Closing Date or such Seller Addition Date, as the case may be) any of the representations or warranties set forth in Section 5.1(l) was not true with respect to such Receivable, or such Receivable was designated as an Eligible Receivable on the related Purchase Report and was not an Eligible Receivable or, (b) on any day any of the representations or warranties set forth in Section 5.1(l) with respect to any Receivable is no longer true with respect to a Receivable (each such Receivable, an "Ineligible Receivable"), then the Purchase Price with respect to Receivables of such Seller that arose during the same Settlement Period in which such knowledge is obtained or notification is received shall be decreased by an amount equal to the Unpaid Balance of such Ineligible Receivable as of the related Settlement Date; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Settlement Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement

Date, in which case such Seller shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of the related Seller Note (but not below zero) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds; provided, further, that if the Company receives payment on account of Collections due with respect to such Ineligible Receivable after such Settlement Date, the Company promptly shall deliver such funds to such Seller. The enforcement of the obligations of the Sellers set forth in this Section 3.3 shall be the sole remedy of the Company with respect to Ineligible Receivables.

         SECTION 3.4       SETTLEMENT AS TO DILUTION.

         Each Purchase Report shall include, in respect of the Receivables previously conveyed by the related Seller, a calculation of the aggregate net reduction in the aggregate Unpaid Balance of such Receivables owed by particular Obligors on account of any defective, rejected or returned merchandise or services, any cash discount, any incorrect billings or other adjustments, or setoffs in respect of any claims by the Obligor(s) thereof (whether such claims arise out of the same or a related or unrelated transaction), or any rebate or refund during the most recent Settlement Period. The Purchase Price to be paid to such Seller for the Receivables generated by it during the Settlement Period for which such Purchase Report is delivered shall be decreased by the amount of such net reduction; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Settlement Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case, such Seller shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of its Seller Note (but not below zero) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds.

         SECTION 3.5       RECONVEYANCE OF RECEIVABLES.

         In the event that any Seller has paid (by effecting a Purchase Price reduction or otherwise) to the Company the full Unpaid Balance of any Receivable pursuant to Section 3.3 or 3.4, the Company shall reconvey such Receivable and all Related Rights with respect thereto to such Seller, without recourse, representation or warranty, but free and clear of all Liens created by the Company; and such reconveyed Receivables and all Related Rights shall no longer be subject to the terms of this Agreement (including any obligation to turn over Collections to the Agent on behalf of the Purchaser with respect thereto).

         SECTION 3.6       REBILLED RECEIVABLES.

         Pursuant to the provisions of Section 8.2(h) of the Receivables Purchase Agreement, the Master Servicer or the relevant Seller, in its capacity as Servicer, may, prior to the Rebill

Termination Date, rebill one or more Receivables which have been conveyed by such Seller to the Company hereunder due to one or more errors in the original invoice or to reflect a discount given to the Obligor thereof.

         If any such Receivable is so rebilled prior to the occurrence of the Rebill Termination Date, then:

                  (a) the Seller of such Receivable shall repurchase the Original Receivable at a price equal to the Unpaid Balance thereof on the date such Receivable is rebilled and, pursuant to the provisions of
         Section 1.1, convey the Rebilled Receivable to the Company on the date such Receivable is rebilled; and

                  (b) the Seller thereof shall be entitled to receive the Purchase Price of each Rebilled Receivable, provided, however, that the Sellers and the Company agree that if the Unpaid Balance of the Rebilled Receivable exceeds the Unpaid Balance of the Original Receivable, the amounts shall be netted and such excess shall be the "Unpaid Balance" for purposes of calculating the Purchase Price of the Rebilled Receivable; provided, further, however the Sellers and the Company agree that if the Unpaid Balance of the Original Receivable exceeds the Unpaid Balance of the Rebilled Receivable, the amounts shall be netted and such excess shall be paid or credited to the Company in accordance with the provisions of Section 3.4.

         No Receivable conveyed by any Seller to the Company hereunder may be rebilled on or after the occurrence of the Rebill Termination Date.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

         SECTION 4.1       CONDITIONS PRECEDENT TO AGREEMENT.

         This Agreement shall be effective upon satisfaction of the following conditions precedent:

         (a) the requirements of Section 9.2 shall have been satisfied on or prior to the date hereof with respect to Mack Printing and Port City; and

         (b) Amendment No. 1 to the Receivables Purchase Agreement shall be duly executed by each of the parties thereto.

         SECTION 4.2       CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES.

         Each Seller, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1       REPRESENTATIONS OF THE SELLERS.

         In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Seller, in its capacity as a seller under this Agreement, hereby makes the representations and warranties set forth in this
Section 5.1.

         (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

         (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing, and has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing, qualification or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Seller Material Adverse Effect.

         (c) Power and Authority; Due Authorization. It has (a) all necessary power, authority and legal right (i) to execute and deliver this Agreement and each other Transaction Document to which it is a party; (ii) to perform its obligations under each Transaction Document to which it is a party;
(iii) to generate, own, sell and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale and assignment and the performance of such obligations by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. Each sale of Receivables and Related Rights made by it pursuant to this Agreement shall constitute a valid sale, transfer, and assignment thereof to the Company, enforceable against its creditors by it and this Agreement constitutes, and each other Transaction Document to be signed by it, when duly executed and delivered, will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) its articles of incorporation or by-laws, or (ii) any material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties; except where any such conflict, breach, default, Lien or violation would not have a Seller Material Adverse Effect.

         (f) No Proceedings. There is no litigation, investigation or proceeding pending, or to the best of its knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document to which it is a party, (b) seeking to prevent the sale of Receivables and the Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which it is a party, or
(c) that would have a Seller Material Adverse Effect.

         (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article IX or any other Transaction Document and any required continuation statements, all of which, at the time required in
Article IX or any other Transaction Document, as the case may be, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party; except for such authorizations, approval, notices and filings the failure of which to obtain or make would not have a Seller Material Adverse Effect.

         (i) Financial Condition. On the Initial Closing Date (or, in the case of any Additional Seller, on the related Seller Addition Date) it is, and on the date of each subsequent transfer of a new Receivable hereunder (both before and after giving effect to such transfer), it shall be Solvent. The consolidated balance sheet of Cadmus and its Consolidated Subsidiaries (which includes each Seller) as at June 30, 1999, and the related statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, independent certified public accountants, copies of which have been furnished to the Agent and the Company, fairly present, in conformity with GAAP, the consolidated financial condition of Cadmus and its Consolidated Subsidiaries as at such date and the consolidated results of operations and cash flows for such period stated, and there are no material liabilities or unusual forward obligations that are not set forth therein. Since June 30, 1999 there has been no material adverse change in any such financial condition, business or operations except as described in Schedule 5.1(i).

         (j) Material Adverse Effect: Since June 30, 1999 there has been no event, act, condition, circumstance or occurrence having, or would have or cause, a Seller Material Adverse Effect.

         (k) Federal Regulations. No part of any funds obtained by it hereunder has been used (x) to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or (y) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Federal Reserve Board. If requested by the Agent at any time, it will furnish to the Agent a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

         (l)      Quality of Title.

                  (i) Each Receivable (together with the Related Rights with respect to such Receivable) which is to be sold to the Company hereunder is or shall be, at the time of such sale, owned by it, free and clear of any Lien. Whenever the Company makes a purchase of a Receivable hereunder, it shall acquire a valid and perfected ownership interest (free and clear of any Lien, other than a Lien created by or arising through the Company, the Purchaser or the Agent) in such Receivable and all Collections related thereto, and in its entire right, title and interest in and to the Related Rights with respect thereto.

                  (ii) No currently effective financing statement or other instrument similar in effect covering any Receivable or any Related Right is on file in any recording office except such as may be filed
         (1) in favor of it in accordance with the Contracts, (2) in favor of the Company in accordance with this Agreement, (3) in favor of the Purchaser or the Agent in accordance with the Receivables Purchase Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Agent or (4) in favor of the Collateral Agent.

         (m) Accuracy of Information. No information heretofore or contemporaneously furnished in writing (and prepared) by it, as seller, to the Company, the Purchaser or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company at or prior to such time) as of the date as of which such information is dated or certified, or contained any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading.

         (n) Offices. Its principal place of business and chief executive office is located at the address set forth in Exhibit C, and the offices where it keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the address specified in Exhibit C (or at such other locations, notified to Master Servicer, the Company and the Agent in accordance with Section 6.1(f), in jurisdictions where all action required by
Section 7.3 has been taken and completed).

         (o) Eligible Receivables. Subject to the last sentence of Section 3.3, each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

         (p)      [Reserved].

         (q)      [Reserved].

         (r) Compliance with Credit and Collection Policy. With respect to each Pool Receivable, it has complied in all material respects with the Credit and Collection Policy.

         (s) Compliance with Laws. It is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Seller Material Adverse Effect.

         (t) Trade Names. Except as disclosed on Schedule 5.1(t), it does not use any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, it has not been known by any legal name other than its corporate name as of the date hereof, nor has it been the subject of any merger or similar change in corporate structure, except as disclosed on Schedule 5.1(t).

         (u) Taxes. It has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges would not have a Seller Material Adverse Effect.

         (v) Reliance on Separate Legal Identity. It is aware that the Purchaser, the Liquidity Banks and the Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from it and any of its other Affiliates.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

         SECTION 6.1       AFFIRMATIVE COVENANTS.

         From the Initial Closing Date (or, in the case of any Additional Seller, from the related Seller Addition Date) until the Final Payout Date, each Seller will, unless the Company and the Agent shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Receivables generated by it and the Contracts and other agreements related thereto, except where such noncompliance, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect.

         (c) Receivables Review. At any time and from time to time, upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Agent believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) permit the Company and the Agent or their respective agents or representatives, (i)(A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under its control relating to the Receivables generated by it, including, without limitation, the Contracts, and purchase orders and other agreements related thereto, and (B) to visit its offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables generated by it or its performance hereunder with any of its officers or employees having knowledge of such matters; (ii) to meet with its independent auditors, to review such auditor's work papers and otherwise to review with such auditors its books and records with respect to the Receivables generated by it and the Related Rights thereto; and (iii) without limiting the provisions of clause (i) next above, from time to time, at its expense, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of its books and records with respect to the Receivables and the Related Rights conveyed to the Company hereunder; provided that, so long as no Liquidation Event has occurred and is continuing, (x) such examinations, visits, meetings and reviews shall not be done more than two (2) times in any one calendar year and (y) it shall only be responsible for the costs and expenses of one such review in any one calendar year.

         (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Receivables).

         (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and all purchase orders and other agreements related to the Receivables conveyed by it, except where a failure to do so would not have a Seller Material Adverse Effect.

         (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Exhibit C or, upon 30 days' prior written notice to the Company and the Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

         (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and all Contracts related thereto.

         (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order to maintain the separate identity of the Company separate and apart from it and its Affiliates, including those actions applicable to it set forth in Section 7.4 of the Receivables Purchase Agreement.

         (i)      [Reserved].

         (j) Accurate Reports. Furnish reports, information, financial statements, documents, books, records or other material prepared by or on behalf of it in writing that are true, complete and accurate in all material respects as of the date so furnished and do not contain any material misstatement of fact and do not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made or presented.

         (k) Servicing Programs. Use reasonable efforts to secure within 60 days of the Closing Date (or, in the case of any Additional Seller, within 60 days of the related Seller Addition Date), any license or approval which may be required for the Agent's use of any program used by such Seller or the Master Servicer in the servicing of Receivables.

         SECTION 6.2       REPORTING REQUIREMENTS.

         From the Initial Closing Date (or in the case of any Additional Seller, from the related Seller Addition Date) until the Final Payout Date, each Seller will, unless the Company and the Agent shall otherwise consent in writing, furnish to the Company and the Agent:

         (a) Proceedings. As soon as possible and in any event within ten Business Days after it has knowledge thereof, written notice of (i) all pending proceedings and investigations of the type described in Section 5.1(f) not previously disclosed to the Company and/or the Agent and (ii) any development in previously disclosed litigation which development would have a Seller Material Adverse Effect.

         (b) Credit and Collection Policy. Prior to its effective date, notice of any material change in the character of its business or in the Credit and Collection Policy.

         (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each of its Fiscal Years, copies of its balance sheets and related statements of income, showing its financial condition as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit D executed by its chief financial officer or treasurer provided, however, if in accordance with GAAP, any Seller is required to consolidate its financial statements with Cadmus, such Seller may, in lieu of providing its own financial statements, provide the consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow of Cadmus, showing the financial condition of Cadmus and its Consolidated Subsidiaries for the related fiscal quarter.

         (d) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each of its Fiscal Years, copies of its balance sheets and related statements of income, showing its financial condition as of the close of such fiscal year and the results of its operations during such year; provided, however, if in accordance with GAAP, any Seller is required to consolidate its financial statements with Cadmus, such Seller may, in lieu of providing its own financial statements, provide the consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow of Cadmus, showing the financial condition of Cadmus and its consolidated Subsidiaries for the related Fiscal Year, all such statements under this clause (d) certified by Arthur Andersen LLP or other independent public accountants of recognized national standing, with such certification to be free of exceptions and qualifications not acceptable to the Agent.

         (e) Reports to Holders and Exchanges. In addition to the reports required by subsections (c) and (d) next above, promptly upon the Company's or the Agent's request, copies of any reports specified in such request which such Seller sends to any of its securityholders, and any reports or registration statements that such Seller files with the SEC or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities.

         (f) ERISA. If and when any Seller or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in the Section 4043 of ERISA) with respect to any Plan which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give such notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice

         (g) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables generated by it and/or its performance as Seller hereunder that the Company or the Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Agent, or any other Affected Party under or as contemplated by the Transaction Documents.

         SECTION 6.3       NEGATIVE COVENANTS.

         From the Initial Closing Date (or, in the case of any Additional Seller, from the related Seller Addition Date) until the Final Payout Date, each Seller agrees that, unless the Agent shall otherwise consent in writing, it shall not:

         (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable conveyed to the Company hereunder or related Contract or other Related Right, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

         (b) Change in Credit and Collection Policy. Make any material change in the Credit and Collection Policy that would impair the collectibility of any significant portion of the Receivables conveyed to the Company hereunder or otherwise adversely affect the interests or remedies of the Company hereunder or the Purchaser under any Transaction Document.

         (c) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable conveyed to the Company hereunder generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of such instrument is delivered to the Agent, duly endorsed.

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

         SECTION 7.1       RIGHTS OF THE COMPANY.

         Each Seller hereby authorizes the Company and the Master Servicer or their respective designees to take any and all steps in such Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables conveyed to the Company hereunder, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

         SECTION 7.2       RESPONSIBILITIES OF THE SELLERS.

         Anything herein to the contrary notwithstanding:

         (a) Collection Procedures. Each Seller agrees to direct the Obligors to make payments of Receivables generated by it directly to a Lock-Box that is the subject of a Lock Box Agreement at a Lock-Box Bank. Each Seller further agrees to transfer any Collections

(including any security deposits applied to the Unpaid Balance of any Receivable) that it receives directly to the Master Servicer within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company; provided that, to the extent permitted pursuant to Section 3.2, such Seller may retain such Collections as a portion of the Purchase Price then payable or apply such Collections to the reduction of the outstanding balance of the related Seller Note.

         (b) Performance Under Contract. Each Seller shall remain responsible for performing its obligations hereunder and under its applicable Contracts, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Seller from such obligations.

         (c) Power of Attorney. Each Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Company (whether or not from such Seller) in connection with any Receivable.

         (d) Sellers as Servicers. Each Seller hereby agrees to act as servicer with respect to all Receivables conveyed by such Seller to the Company hereunder and, with respect thereto shall be a "Servicer" under the Receivables Purchase Agreement. Accordingly, in connection with such Receivables conveyed by such Seller to the Company hereunder, each Seller hereby assumes all of the responsibilities and obligations under the Receivables Purchase Agreement of the Master Servicer with respect to the servicing of all Receivables conveyed by it to the Company hereunder.

         SECTION 7.3       FURTHER ACTION EVIDENCING PURCHASES.

         Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request in order to perfect, protect or more fully evidence the Company's ownership of the Receivables conveyed by such Seller to the Company hereunder (and the Related Rights) or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Seller will:

         (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

         (b) mark the summary master control data processing records with the legend set forth in Section 9.2(i).

Each Seller hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, related to all or any of the Receivables conveyed by such Seller to the Company hereunder (and the Related Rights) now existing or hereafter sold by such Seller. If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself, on behalf of such Seller, perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by such Seller as provided in
Section 10.6.

         SECTION 7.4       APPLICATION OF COLLECTIONS.

         Any payment by an Obligor in respect of any indebtedness owed by it to a Seller in respect of any Contract shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied first, as a Collection of the Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1       INDEMNITIES BY THE SELLERS.

         Without limiting any other rights which the Company may have hereunder or under applicable law, each Seller hereby agrees to indemnify the Company and each of its permitted assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party"), on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

         (a) the transfer by such Seller of an interest in any Receivable conveyed by such Seller to the Company hereunder or Related Right to any Person other than the Company;

         (b) subject to the last sentence of Section 3.3, the breach of any representation or warranty made by such Seller under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Seller pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

         (c) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable conveyed by such Seller to the Company hereunder or the related Contract, or the nonconformity of any Receivable conveyed by such Seller to the Company hereunder or the related Contract with any such applicable law, rule or regulation;

         (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables conveyed by such Seller to the Company hereunder and the Related Rights free and clear of any Lien, other than a Lien arising solely as a result of an act of the Company, the Purchaser or the Agent, whether existing at the time of the purchase of such Receivables or at any time thereafter;

         (e) the failure of such Seller to file with respect to itself, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables conveyed by such Seller to the Company hereunder or purported Receivables originated by such Seller, whether at the time of any purchase or at any subsequent time;

         (f) any dispute, claim, offset or defense (other than discharge in bankruptcy or nonpayment due to a credit problem with the Obligor) of the Obligor to the payment of any Receivable or purported Receivable conveyed by such Seller to the Company hereunder (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services or merchandise related to any such Receivable or the furnishing of or failure to furnish such services or merchandise;

         (g) any product liability claim arising out of or in connection with services or merchandise that are the subject of any Receivable conveyed by such Seller to the Company hereunder; and

         (h) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax on such Sale Indemnified Party), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by such Seller or any Related Right connected with any such Receivables;

excluding, however, (i) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale Indemnified Party, and (ii) any indemnification which has the effect of recourse to such Seller for non-payment of related Receivables due to credit problems of the Obligors.

         If for any reason the indemnification provided above in this Section
8.1 is unavailable to a Sale Indemnified Party or is insufficient to hold such Sale Indemnified Party harmless, then the related Seller shall contribute to the amount paid or payable by such Sale Indemnified Party to the maximum extent permitted under applicable law.

                                   ARTICLE IX

                       ADDITION AND TERMINATION OF SELLERS

         SECTION 9.1       ADDITION OF SELLERS.

         Subject to Section 9.2, from time to time one or more Subsidiaries who are 100% owned, directly or indirectly, by Cadmus may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller or if Cadmus or any Seller desires to acquire any Person as a new wholly-owned Subsidiary and cause such Subsidiary to be an additional Seller at the time such acquisition is consummated, it shall submit a request to such effect in writing to the Company and the Agent. If the Company (which, for purposes of this provision shall not include any assignee under Section 10.11) shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon the satisfaction of the conditions set forth in Section 9.2.

         SECTION 9.2       CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER.

         No Subsidiary of Cadmus approved by the Company as an additional Seller pursuant to Section 9.1 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

                  (a) the Company and the Agent shall have received copies of duly adopted resolutions of the board of directors of such Seller, as in effect on the related Seller Addition Date, authorizing this Agreement, the execution of a supplement to this Agreement and the related Seller Note, substantially in the form of Exhibit B, making such Seller a "Seller" herein and thereunder, the documents to be delivered by such Seller hereunder and under any other Transaction Document and the transactions contemplated hereby, certified by the secretary or assistant secretary of such Seller;

                  (b) the Company and the Agent shall have received duly executed certificates of the secretary or an assistant secretary of such Seller, dated the related Seller Addition Date, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign any instruments or documents in connection with the addition of such Seller as a "Seller" under this Agreement or any other Transaction Document;

                  (c) a Lock-Box with respect to the Receivables and Related Rights to be sold by such Seller shall have been established and approval of the Agent has been obtained pursuant to Section 7.3(d) of the Receivables Purchase Agreement;

                  (d) the Company and the Agent shall have received acknowledgment copies (or other evidence of filing reasonably acceptable to the Agent, on the Purchaser's behalf,) of proper financing statements (Form UCC-1), in such form as the Agent, on the Purchaser's behalf, may reasonably request, naming such Seller as the debtor and seller of the Receivables and the Related Rights to be sold by such Seller, the Company as the secured party and the purchaser thereof and the Agent on behalf of the Purchaser as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by such Seller to the Company of, and the Purchaser's undivided percentage interest in, the Receivables and the Related Rights to be sold by such Seller;

                  (e) the Company and the Agent, on the Purchaser's behalf, shall have received search reports (i) listing all financing statements that name such Seller as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that the Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (d) above) shall cover any Receivables or Related Rights unless appropriate releases and/or termination statements with respect thereto are executed and delivered to the Company and the Agent), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

                  (f) such Seller shall have delivered or transmitted to the Company, with respect to the Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Company showing, as of a date no later than five Business Days preceding the related Seller Addition Date, the information required to be contained in a Purchase Report as to all Receivables to be transferred by such Seller to the Company on the related Seller Addition Date;

                  (g) such Seller shall have delivered to the Company, the Agent and the Purchaser, opinions of counsel (each such opinion to be in form and substance, and reviewed by a law firm, satisfactory to the Agent) (i) concerning the existence of a "true sale" of the Receivables and the proceeds thereof from such Seller to the Company hereunder,
         (ii) concerning the inapplicability of the doctrine of substantive consolidation to the Company and in connection with any bankruptcy proceeding involving such Seller, (iii) to the effect that the Company has obtained a valid and perfected ownership or security interest in the Receivables and the proceeds thereof of such Seller and (iv) the enforceability of the Transaction Documents against such Seller, due incorporation of the Seller, certain corporate matters and such other matters as the Agent may reasonably request; and

                  (h) the Agent shall be satisfied that such Receivables and the proceeds thereof are subject to no other Liens of record, except as otherwise permitted under the Transaction Documents;

                  (i) such Seller shall have delivered to the Company and the Agent a certificate from an officer of such Seller to the effect that the Master Servicer and such Seller have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO CADMUS RECEIVABLES CORP. PURSUANT TO AN AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 17, 2000, AS AMENDED FROM TIME TO TIME, BETWEEN THE SELLERS NAMED THEREIN, CADMUS RECEIVABLES CORP. AND CADMUS COMMUNICATIONS CORPORATION AND AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO WACHOVIA BANK, N.A. AS AGENT ON BEHALF OF BLUE RIDGE ASSET FUNDING CORPORATION, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF OCTOBER 26, 1999, AS AMENDED FROM TIME TO TIME, AMONG BLUE RIDGE ASSET FUNDING CORPORATION, CADMUS RECEIVABLES CORP., CADMUS COMMUNICATIONS CORPORATION AND WACHOVIA BANK, N.A.

                  (j) the Company and the Agent shall have received such other approvals, opinions or documents as the Company or the Agent, as the case may be, shall reasonably request.

         SECTION 9.3       TERMINATION OF A SELLER.

         (a) Any Seller shall be terminated as a Seller hereunder by the Company and with prior written notice to the Agent, on behalf of the Purchaser, on the date such Seller ceases to be a wholly-owned direct or indirect Subsidiary of Cadmus (a "Mandatory Seller Termination Date"); provided that (i) the aggregate Outstanding Balance of the Receivables of any such Sellers which so cease to be wholly-owned Subsidiaries at such time (together with the aggregate Outstanding Balance of Receivables of all Sellers which have been terminated pursuant to this Section 9.3 within the preceding 90 days) shall not exceed 10% of the aggregate Outstanding Balance of all Receivables at such time and (ii) the Termination Date has not occurred and no Termination Date would occur as a result thereof. From and after any Mandatory Seller Termination Date, the Company shall cease buying Receivables and other Related Rights from the related Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date that is the later of (A) 90 days after the Mandatory Seller Termination Date and (B) the date on which all amounts outstanding with respect to Receivables previously sold by such Seller to the Company have been collected or written off in accordance with the Credit and Collection Policy of such Seller. Prior to such day, such Seller shall continue to be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box.

         (b) From time to time, the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing (with a copy to the Agent) that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement (a "Permissive Seller

Termination"); provided that no Termination Date has occurred or will occur as a result thereof. Promptly after receipt of any such designation by the Company, the Agent and each other Seller, such Seller shall select a date, which date shall not be earlier than 30 days after the date of receipt by the Agent of written notice of such designation, as such Seller's "Permissive Seller Termination Date"; provided that such Permissive Seller Termination may not occur with respect to a Seller without the written consent of the Agent, on behalf of the Purchaser, if the aggregate Outstanding Balance of the Receivables of such Seller exceeds 10% of the aggregate Outstanding Balance of all Receivables on the Reporting Date immediately preceding the date of such notice to the Agent. From and after any Permissive Seller Termination Date, the Company shall cease buying Receivables and other Related Rights from the related Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date that is the later of (i) 90 days after the Permissive Seller Termination Date and (ii) the date on which all amounts outstanding with respect to Receivables previously sold by such Seller to the Company have been collected or written off in accordance with the Credit and Collection Policy of such Seller. Prior to such day, such Seller shall continue to be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box.

         (c) A terminated Seller's Obligations relating to breaches of its representations and warranties made in Article V, its indemnification obligations and payment provisions set forth in Article VIII and Section 10.6 and its agreement in Section 10.12 shall be continuing and shall survive any termination of a Seller hereunder. Such terminated Seller will have continuing obligations with respect to any Receivables previously sold by it to the Company (including, without limitation, the payment of any Sale Indemnified Amounts) to the extent such obligations arise hereunder or under any Transaction Document to which such Seller is a party, but otherwise shall have no obligation to repurchase any Receivables previously sold by it to the Company. A terminated Seller shall be entitled to receive any Collections on reconveyed Receivables or other amounts pursuant to Section 3.5.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1      AMENDMENTS, ETC.

         (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Company, the Agent and the Master Servicer.

         (b) No failure or delay on the part of the Company, the Master Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Master Servicer, or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Master Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2      NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below, or to such other address as may be hereafter notified by the respective parties hereto.

         (a)      The Company:

         CADMUS RECEIVABLES CORP.

         6620 West Broad Street
         Richmond, VA 23230
         Attention: Dave Bosher
         Telephone: (804) 287-5233
         Fax: (804) 287-5230

         (b)      The Sellers:

         to the addresses set forth in Schedule 10.2.

All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 10.3      NO WAIVER; CUMULATIVE REMEDIES.

         The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.4      BINDING EFFECT; ASSIGNABILITY.

         This Agreement shall be binding upon and inure to the benefit of the Company, the Sellers and their respective successors and permitted assigns. No Seller may assign its rights hereunder or any interest herein except to another wholly-owned direct or indirect Subsidiary of Cadmus that has been admitted as a Seller hereunder without the prior written consent of the Company and the Agent. Subject to Section 10.11, the Company may not assign its rights hereunder or any interest herein without the prior written consent of the Sellers and the Agent.

The Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which each Seller has received payment in full for all Receivables originated by it and Related Rights conveyed pursuant to Section 1.1 and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by the Sellers pursuant to
Article V and the indemnification and payment provisions of Article VIII and
Section 10.6 and each Person's agreement set forth in Section 10.12 shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.5      GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COMPANY IN THE RECEIVABLES OR RELATED RIGHTS IS GOVERNED BY THE LAWS OF JURISDICTIONS OTHER THAN THE COMMONWEALTH OF VIRGINIA.

         SECTION 10.6      COSTS, EXPENSES AND TAXES.

         In addition to the obligations of the Sellers under Article VIII, each Seller agrees to pay on demand:

         (a) all reasonable costs and expenses, including attorneys' fees, in connection with any enforcement against such Seller relating to any breach of such Seller's obligations hereunder or under any other Transaction Document; and

         (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 10.7      SUBMISSION TO JURISDICTION.

         EACH PARTY HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (D) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY

THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 10.2; AND (E) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT ANY PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 10.8      WAIVER OF JURY TRIAL.

         EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 10.9      CAPTIONS AND CROSS REFERENCES; INCORPORATION BY
                           REFERENCE.

         The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

         SECTION 10.10     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.11     ACKNOWLEDGMENT AND AGREEMENT.

         By execution below, each Seller expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement (and the Purchaser may further assign such rights in accordance with the Receivables Purchase Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which such Seller is a party as seller.

         SECTION 10.12     NO PROCEEDINGS.

         Each Seller agrees that it shall not institute against the Company, or join any other Person in instituting against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit any Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Seller.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.


                                              CADMUS JOURNAL SERVICES, INC.



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________



                                              EXPERT GRAPHICS, INC.



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________



                                              MACK PRINTING COMPANY



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________



                                              PORT CITY PRESS, INC.



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________



                                              WASHBURN GRAPHICS, INC.



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________

                                              CADMUS RECEIVABLES CORP.



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________



                                              CADMUS COMMUNICATIONS CORPORATION



                                              By:____________________________
                                                  Name:______________________
                                                  Title:_____________________

Sale Agreement

                                    EXHIBIT A
                                 PURCHASE REPORT

                              [NAME OF ORIGINATOR]
                            CADMUS RECEIVABLES CORP.
                                  As of (DATE)



                                                                                                      Cut-Off Date
Total Receivables                                                                   $                 Input
Aggregate Unpaid Balance of Receivables                AUB                          $                 Calculated
LIBOR                                                                                                 Input
Turnover Days                                                                                         Input
12 Month Losses                                                                     $                 Input
12 Month Collections                                                                $                 Input
Purchaser's Total Investment                           PTI                                            Fixed

Cost Rate (LIBOR + 5.0%)                               CR                                             Calculated

Cost Discount (TD/360)*CR                              CD                                             Calculated

Loss Discount (12 Month Losses/12 Month Collections)   LD                                             Calculated

Fair Market Value Discount (CD + LD)                   FMVD                                           Calculated

Purchase Price (AUB - (AUB*FMVD))                      PP                                             Calculated

Eligible Receivables                                                                $                 Input

Ineligible Receivables                                                              $                 Input

                                                                       EXHIBIT B


                                 PROMISSORY NOTE
                                 (NON-NEGOTIABLE
                                  SELLER NOTE)

                                                                [EFFECTIVE DATE]

         FOR VALUE RECEIVED, the undersigned, CADMUS RECEIVABLES CORP., a Virginia corporation (the "Company"), promises to pay to [NAME OF SELLER], a [________] corporation ("[Name of Seller"), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal sum of the aggregate unpaid Purchase Price of all Receivables purchased from time to time by the Company from [Name of Seller] pursuant to such Purchase Agreement, as such unpaid Purchase Price is shown in the records of [Name of Seller].

         1. Purchase Agreement. This promissory note (this "Seller Note") is one of the Seller Notes described in, and is subject to the terms and conditions set forth in, that certain Amended and Restated Purchase and Sale Agreement dated as of May 17, 2000 (as the same may be amended or otherwise modified from time to time, the "Purchase Agreement"), between the sellers named therein, the Company and Cadmus Communications Corporation. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of [Name of Seller] and the Company.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement and in Appendix A to the Receivables Purchase Agreement dated as of October 26, 1999 among Cadmus Communications Corporation, as initial master servicer, the Company, Blue Ridge Asset Funding Corporation, as purchaser and Wachovia Bank, N.A., as agent (as it may be amended or otherwise modified from time to time, the "Receivables Purchase Agreement"). In addition, as used herein, the following terms have the following meanings:

Bankruptcy Proceedings:  As defined in clause (b) of paragraph 9 hereof.

Final Maturity Date: The date that is one year and one day following the Final Payout Date.

Interest Period: The period from and including a Reporting Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Reporting Date.

Senior Interest: Collectively, (i) the obligation of the Company and the Master Servicer to identify, and to turn over, Collections and other proceeds of the Asset Interest acquired by the Purchaser pursuant to the Receivables Purchase Agreement, (ii) any Indemnified Amounts and (iii) all other obligations of the Company that are due and payable to any Affected Party, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company of anyone else, to collect such interest.

Senior Interest Holders: Collectively, the Purchaser, the Agent, the other Affected Parties and the Indemnified Parties.

         3. Interest. Subject to the provisions set forth below, the Company promises to pay interest on this Seller Note as follows:

         (a) Prior to the Final Payout Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the LIBO Rate as in effect from time to time on the first Business Day of each Settlement Period, as determined by [Name of Seller], plus 1.5%; and

         (b) From (and including) the Final Payout Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the LIBO Rate as in effect from time to time on the first Business Day of each Settlement Period, as determined by [Name of Seller], plus 1.5%, but in no event in excess of the maximum rate permitted by law. In this event that, contrary to the intent of [Name of Seller] and the Company, the Company pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

         4. Interest Payment Dates. Subject to the provisions set forth below, the Company shall pay accrued interest on this Seller Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

         6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Seller Note shall be made as follows:

         (a) The principal amount of this Seller Note shall be reduced from time to time pursuant to Sections 3.2, 3.3, 3.4 and 7.2 of the Purchase Agreement;

         (b) The entire remaining unpaid balance of this Seller Note shall be paid on the final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Seller Note may be prepaid on any Business Day without premium or penalty.

         7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

         8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by [Name of Seller] in seeking to collect any amounts payable hereunder which are not paid when due.

         9. Provisions Regarding Restrictions on Payment. The Company covenants and agrees, and [Name of Seller], by its acceptance of this Seller Note, likewise covenants and agrees on behalf of itself and any holder of this Seller Note, that the payment of the principal amount of, and interest on, this Seller Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

         (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Seller Note except to the extent such payment or other distribution is permitted under the Purchase Agreement and the Receivables Purchase Agreement;

         (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interest shall first be paid and performed in full and in cash before Cadmus shall be entitled to receive and to retain any payment or distribution in respect to this Seller Note. In order to implement the foregoing, [Name of Seller] hereby irrevocably agrees that the Agent, in the name of [Name of Seller] or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of [Name of Seller] relating to this Seller Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

         (c) In the event that [Name of Seller] receives any payment or other distribution of any kind or character from the Company or from other source whatsoever, in respect of this Seller Note, other than as expressly permitted by the terms of this Seller Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders to the extent of the Senior Interest and shall be turned over by [Name of Seller] to the Agent (for the benefit of the Senior Interest Holders) forthwith;

         (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Seller Note, [Name of Seller] shall not be subrogated to the rights of the Senior Interest Holders in respect of the Senior Interests;

         (e) The provisions set forth in this Paragraph 9 are intended solely for the purpose of defining the relative rights of [Name of Seller], on the one hand, and the Senior Interest Holders on the other hand;

         (f) [Name of Seller] shall not, until Final Payout Date, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Seller Note or any rights in respect hereof;

         (g) [Name of Seller] shall not, without the advance written consent of the Agent, commence, take any action to cause any other Person to commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until the Final Payout Date shall have occurred;

         (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

         (i) [Name of Seller] hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

         (j) These provisions constitute a continuing offer from the holder of this Seller Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Agent or the Purchaser may proceed to enforce such provisions on behalf of each of such Persons.

         10. General. No failure or delay on the part of [Name of Seller] in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Seller Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and [Name of Seller] and (ii) all consent required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         11.      No Negotiation. This Seller Note is not negotiable.

         12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

         13. Captions. Paragraph captions used in this Seller Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Seller Note.


                                                     CADMUS RECEIVABLES CORP.



                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                    Exhibit C
                     Office Location Where Records are Kept

Cadmus Journal Services, Inc.

-        2901 Byrdhill Road
         Richmond, Virginia  23228
         (Henrico County)

-        940 Elkridge Landing Road
         Lithicum, Maryland  21090
         (Anne Arundel County)

-        3575 Hempland Road
         Lancaster, Pennsylvania  17604
         (Lancaster County)

Expert Graphics, Inc.

-        5301 Lewis Road
         Sandston, Virginia  23150
         (Henrico County)

Mack Printing Company

-        1991 Northampton Street
         Easton, Pennsylvania 18042
         (Northampton County)

-        34 North Crystal Street
         East Stroudsburg, Pennsylvania 18301
         (Monroe County)

-        300 W. Chestnut Street
         Ephrata, Pennsylvania 17522-0497
         (Lancaster County)

Port City Press, Inc.

-        1323 Greenwood Avenue
         Baltimore, Maryland 21208
         (Baltimore County)

Washburn Graphics, Inc.

-        2750 Whitehall Park Drive
         Charlotte, North Carolina  28273
         (Mecklenburg County)

                                 Schedule 5.1(i)
                            Material Adverse Changes

On October 14, 1999, Cadmus announced that it would close its Atlanta-based Cadmus Point of Purchase business unit, integrate certain functions and facilities in connection with the acquisition of Mack Printing Company, and consolidate certain corporate functions. As a result, Cadmus recorded certain accounting charges related thereto in the pre-tax amounts of $16,590,000 in the fiscal quarter ended September 30, 1999, $15,971,000 in the fiscal quarter ended December 31, 1999, and $1,583,000 in the fiscal quarter ended March 31, 2000. No further charges are expected in connection with these actions.

                                Schedule 5.1 (t)
                                   Trade Names

Cadmus Journal Services, Inc.

Current Trade Names:

         Cadmus
         Cadmus Communications
         Cadmus Journal Services
         Cadmus Journals
         Cadmus Lancaster
         Cadmus Magazines
         CJS
         CJS Backcopy
         CJS Reprints
         Dynamic Diagrams
         E-Doc
         Tapsco

Other Corporate Names; Recent Mergers:

         Cadmus Journal Services, Inc. is the result of a June 30, 1998, merger of Lancaster Press, Inc. and Cadmus Journal Services, Inc. with and into The William Byrd Press, Incorporated, which simultaneously changed its name to "Cadmus Journal Services, Inc."


Expert Graphics, Inc.

Current Trade Names:

         Cadmus
         Cadmus Airport
         Cadmus Communications
         Cadmus Graphic Solutions
         Cadmus Promotional
         Cadmus Promotional Printing
         Expert Graphics

Other Corporate Names; Recent Mergers:

         On December 22, 1995, Cadmus Color Center, Inc. was merged with and into Expert Graphics, Inc., which was the surviving corporation of such merger.

                                 Schedule 5.1(t)
                                   Trade Names
                                   (continued)


Mack Printing Company

Current Trade Names:

         Cadmus
         Cadmus Communications Corporation
         Cadmus Professional Communications
         CadmusMack
         Mack Printing Company
         Mack Printing Company - Easton Division
         CadmusMack - Easton Division
         Cadmus Professional Communications - Easton Division
         Easton Division
         Mack Printing Company - East Stroudsburg Division
         CadmusMack - East Stroudsburg Division
         Cadmus Professional Communications - East Stroudsburg Division East Stroudsburg Division
         Hughes Printing
         Monroe Printing
         Mack Printing Company - Science Press
         Mack Printing Company - Ephrata Division
         CadmusMack - Science Press
         CadmusMack - Ephrata Division
         Cadmus Professional Communications - Science Press
         Cadmus Professional Communications - Ephrata Division
         Ephrata Division
         Science Press
         Monroe Printing

Other Corporate Names, Recent Mergers:

         Mack Printing Company recently completed a merger transaction with its former parent companies, Melham, Inc. and Melham Holdings, Inc. Mack Printing Company is the surviving corporation.

         On February 14, 1997, Mack Printing Company was merged with and into Mack Printing Companies, Inc., which then immediately changed its name to "Mack Printing Company."

Port City Press, Inc.

         Cadmus
         Cadmus Communications Corporation
         Cadmus Professional Communications
         CadmusMack
         Mack Printing Company - Port City Press
         CadmusMack - Port City Press
         Cadmus Professional Communications - Port City Press
         Port City Press Division
         Port City Press
         Port City Press, Inc.
         PCP

Other Corporate Names, Recent Mergers:

         None

Washburn Graphics, Inc.

Current Trade Names:

         Cadmus
         Cadmus Charlotte
         Cadmus Communications
         Cadmus Specialty Packaging
         Cadmus Promotional Printing
         Cadmus Whitehall
         Cadmus-Whitehall Group

Other Corporate Names; Recent Mergers:

         None


Except as described above, from and after the date that fell five (5) years before the date hereof, none of the corporations has been known by any legal name other than its corporate name as of the date hereof, nor has any of the corporations been the subject of any merger or similar change in corporate structure.

                                  Schedule 10.2
                                Notice Addresses


Cadmus Journal Services, Inc.

2901 Byrdhill Road
Richmond, Virginia  23228

Expert Graphics, Inc.

5301 Lewis Road
Sandston, Virginia  23150

Mack Printing Company

1991 Northampton Street
Easton, Pennsylvania, 18042

Port City Press, Inc.

1323 Greenwood Avenue
Baltimore, Maryland 21208

Washburn Graphics, Inc.

2750 Whitehall Park Drive
Charlotte, North Carolina  28273

                                    EXHIBIT D
                    FORM OF CERTIFICATE OF FINANCIAL OFFICER

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER


         In accordance with Section 6.2(c) of that certain Amended and Restated Purchase and Sale Agreement, dated as of May 17, 2000 (the "Sale Agreement") (terms defined in the Receivables Purchase Agreement being used herein as therein defined), between the sellers named therein and Cadmus Receivables Corp., I, _________, in my capacity as __________ of [Name of Seller] (the "Company") DO HEREBY CERTIFY that:


         1. Each of the representations and warranties of the Company contained in Article V of the Sale Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of such date.

         2. Attached hereto as Exhibit A are the consolidated balance sheet, income statement and statement of shareholders' equity as of ____________ of Cadmus Communications Corporation. Such financial statements fairly present, in conformity with GAAP, the consolidated financial position of Cadmus Communications Corporation and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such periods stated and there are no material liabilities or unusual forward obligations that are not set forth therein.

         3. No Liquidation Event or Unmatured Liquidation Event has occurred and is continuing on the date hereof.

         4. Since ____________ there has been no material adverse change in the Company's financial condition, business or operations.

         IN WITNESS WHEREOF, I have signed this certificate as of this ____ day of _______, ____.



                                           -------------------------------------
                                           [Name]
                                           [Title]

                                                                     EXHIBIT A-1


                          [FORM OF LOCK-BOX AGREEMENT]


                         _____________________ , 199____

[Lock-Box Bank]


Ladies and Gentlemen:

         Reference is made to our collection account no. ___________ maintained with you (the "Account") pursuant to a lockbox agreement between each of the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Lockbox Agreement"). Pursuant to an Amended and Restated Purchase and Sale Agreement, dated as of May 17, 2000 as amended, supplemented or otherwise modified from time to time, among the sellers named therein, Cadmus Communications Corporation (together, with [Name of Seller(s)], the "Lock-Box Parties") and Cadmus Receivables Corp. ("Cadmus Receivables"), as purchaser, we have sold and/or may hereafter sell to Cadmus Receivables certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Receivables Purchase Agreement, dated as of October 26, 1999 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among Cadmus Receivables, as seller, Cadmus Communications Corporation, as master servicer, Blue Ridge Asset Funding Corporation, as purchaser ("Blue Ridge"), as purchaser and Wachovia Bank, N.A. as Agent (the "Agent") for Blue Ridge, Cadmus Receivables has assigned and/or may hereafter assign to the Agent on behalf of Blue Ridge an undivided percentage interest in the Receivables.

         For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.

         We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Agent in accordance with the instructions of the Agent, (ii) to hold all moneys and instruments delivered to the Account or any lockbox administered by you for the order of the Agent (for the benefit of Blue Ridge), (iii) to refrain from initiating any transfer from the Account to any Lock-Box Party and (iv) to change the name of the Account to "Wachovia Bank, N.A. as Agent for Blue Ridge". The Agent agrees to execute standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

         We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Agent's audit purposes and mailing of such statements directly to the Agent at an address specified by the Agent.

         Notices from the Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

         By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and Cadmus Receivables as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Agent (on behalf of Blue Ridge and Cadmus Receivables) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us under the arrangements currently in effect.

         By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and stop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any rights of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

         You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the

Purchase Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.

         Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Agent for any action taken by you or any of your directors, officer, agents or employees in accordance with this letter agreement at the request of the Agent, except for your or such person's own gross negligence or willful misconduct.

         This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of North Carolina.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Agent.

                                               Very truly yours,



                                               [NAME OF SELLER]



                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                                     Attention:
                                                     Facsimile No.:
                                               Lock-Box Address:

Accepted and confirmed as of
the date first written above:

BLUE RIDGE ASSET FUNDING CORPORATION
  as Purchaser



By:___________________________________
Title:________________________________

Address for notice:

     Attention:
     Facsimile No.:


WACHOVIA BANK, N.A.,
  as Agent



By:___________________________________
Title:________________________________

Address for notice:

     Attention:
     Facsimile No.:

Acknowledged and agreed to as of
the date first written above:



CADMUS RECEIVABLES CORP.



By:___________________________________
Title:________________________________

Address for notice:


     Attention:
     Facsimile No.:

[LOCKBOX BANK]



By:___________________________________
Title:________________________________

Address for notice:

     _________________________________
     _________________________________
     _________________________________
     Attention:_______________________
     Facsimile No.:___________________

                                                              ANNEX A to
                                                              Lock-Box Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                            [Letterhead of Wachovia]
                               _________, 199____


_________________________________
_________________________________
_________________________________
_________________________________

         RE:     [Name of Seller(s)]
                 Lock-Box Account No.

Ladies and Gentlemen:

         Reference is made to the letter agreement dated _____________ (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among [Name of Seller[s]), Cadmus Communications Corporation, Cadmus Receivables Corp., Blue Ridge Asset Funding Corporation (the "Purchaser"), Wachovia Bank, N.A., as Agent for the Purchaser, and you, concerning the above described lock-box account (the "Account").

         We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

         We hereby instruct you to make all payments to be made by you out of or in connection with the Account [directly to the undersigned, at [our address set forth above], for the account of [Blue Ridge Asset Funding Corporation (account no. ______________)].

         [other instructions]
                                                  Very truly yours,



                                                  Wachovia Bank, N.A., as Agent



                                                  By:___________________________
                                                        Name:
                                                        Title: